Exhibit 10.1

THIRD AMENDMENT
TO CONSULTING AGREEMENT

This THIRD AMENDMENT TO CONSULTING AGREEMENT is entered into as of April 3, 2014 (the “Amendment”) by and between Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and Robert F. Doman, an individual (“Consultant”).

RECITALS

WHEREAS, reference is hereby made to the Consulting Agreement entered into as of August 26, 2013, as amended by the First Amendment to the Consulting Agreement entered into as of October 3, 2013 and as amended by the Second Amendment to the Consulting Agreement entered into as of December 26, 2013 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and between Consultant and the Company; and

WHEREAS, Consultant and the Company have mutually agreed that the term of the Agreement be amended as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Defined Terms.  Unless otherwise defined herein, terms used herein are used as defined in the Agreement, as amended hereby.

Amendment of the Agreement.  Section 2 of the Agreement is hereby amended by deleting the phrase “until March 26, 2014” and replacing it with “until June 30, 2014”.   Except as expressly modified herein, all other provisions of the Agreement shall remain unchanged and in full force and effect.

Effective Date.  This Amendment shall be effective as of March 26, 2014.

Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Consulting Agreement to be duly executed as of the date first above written.

ECHO THERAPEUTICS, INC.

By: /s/ Vincent Enright Vincent Enright Chairman, Compensation Committee

Dated: April 3, 2014

ROBERT F. DOMAN

/s/ Robert F. Doman

Dated: April 3, 2014